Exhibit 99.3

Report of Independent Auditors

To the Board of Directors and Stockholders of

United Pet Group, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, of stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of United Pet Group, Inc. and its subsidiaries (the “Company”) at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 and Note 7, effective January 1, 2002, the Company adopted the provisions of Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
February 27, 2004

United Pet Group, Inc.

Consolidated Balance Sheets

December 31, 2003 and 2002

(In Thousands, Except Share and Per Share Amounts)

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$10,306	$10,178
Accounts receivable - trade, net of allowances of $3,087 and $2,936, respectively	24,915	21,230
Inventory, net	31,209	29,438
Prepaid expenses and other current assets	3,188	2,641
Deferred income taxes	4,295	4,730
Total current assets	73,913	68,217

Property and equipment, net	22,555	20,025
Other assets, noncurrent	1,493	1,106
Deferred income taxes	3,307	10,531
Deferred financing costs	1,962	1,774
Goodwill	50,309	43,498
Intangible assets, net	13,140	5,984
Total assets	$166,679	$151,135

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$8,242	$10,040
Accrued expenses	14,735	12,511
Notes payable, current portion	10,765	9,368
Warrant obligations, current	1,958	—
Total current liabilities	35,700	31,919

Notes payable	79,471	77,869
Note payable - related party	5,000	5,000
Other liabilities	141	1,336
Total liabilities	120,312	116,124

Commitments and contingencies (Note 15)

Redeemable Preferred Stock:
Redeemable preferred stock; $0.01 par value;
Class A authorized 697,000 shares, -0- and 197,000 issued and outstanding at December 31, 2003 and 2002, respectively	—	258
Class B authorized 2,428,618 shares; none issued and outstanding at December 31, 2003 and 2002, respectively	—	—
Convertible participating preferred stock; $0.01 par value;
Class A authorized 1,742,449 shares; 1,742,449 issued and outstanding at December 31, 2003 and 2002, respectively	43,000	43,000
Class B authorized 679,072 shares; 679,072 issued and outstanding at December 31, 2003 and 2002, respectively	20,000	20,000
Class C authorized 63,942 shares; 60,254 issued and outstanding at December 31, 2003 and 2002, respectively	1,225	1,225
Total redeemable preferred stock	64,225	64,483

Stockholders’ Equity (Deficit):
Common stock: $0.01 par value;
Common authorized 5,000,000 shares; 965,722 and 954,222 issued and outstanding at December 31, 2003 and 2002, respectively	10	10
Class A authorized 500,000 shares; 23,000 issued and outstanding at December 31, 2003 and 2002	—	—
Additional paid-in capital	1,495	1,325
Accumulated deficit	(17,791)	(29,298)
Accumulated other comprehensive income (loss)	104	(3)
Receivable from stockholders	(1,676)	(1,506)
Total stockholders’ equity (deficit)	(17,858)	(29,472)
Total liabilities and stockholders’ equity (deficit)	$166,679	$151,135

The accompanying notes are an integral part of these consolidated financial statements.

United Pet Group, Inc.

Consolidated Statements of Operations and Comprehensive Income

For the Years Ended December 31, 2003, 2002 and 2001

(In Thousands)

	2003	2002	2001

Net sales	$217,808	$204,501	$194,500
Cost of goods sold	140,527	133,027	130,769

Gross profit	77,281	71,474	63,731

Operating expenses:
Selling, general and administrative	46,654	43,731	45,089
Research and development	2,504	2,630	2,451
Facility closure costs	92	75	1,279
Non-capitalizable transaction related costs	590	768	—

Total operating expenses	49,840	47,204	48,819

Income from operations	27,441	24,270	14,912

Other income (expense):
Interest expense, including change in warrant obligation	(8,202)	(7,987)	(10,458)
Other income, net	13	135	294

Income before income taxes and cumulative effect of accounting change	19,252	16,418	4,748

Provision for income taxes	7,738	6,669	2,186

Income before cumulative effect of accounting change	11,514	9,749	2,562

Cumulative effect of accounting change	—	3,397	—

Net income	11,514	6,352	2,562

Foreign currency translation adjustment	—	—	(3)
Unrealized gain on hedge activities (net of tax due of $66)	107	—	—

Comprehensive income	$11,621	$6,352	$2,559

The accompanying notes are an integral part of these consolidated financial statements.

United Pet Group, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2003, 2002 and 2001

(In Thousands, Except Share Amounts)

							Accumulated
			Class A		Additional		Other	Receivable	Total
	Common Stock		Common Stock		Paid-In	Accumulated	Comprehensive	from	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Stockholders	Equity (Deficit)

Balance at December 31, 2000	889,722	$9	23,000	$—	$1,049	$(38,065)	$—	$(1,229)	$(38,236)

Cancellation of restricted stock awards	(4,000)				(20)			20	—
Issuance of restricted stock awards	4,000				18			(18)	—

Accrued dividend						(49)			(49)

Foreign currency translation							(3)		(3)

Net income						2,562			2,562

Balance at December 31, 2001	889,722	9	23,000	—	1,047	(35,552)	(3)	(1,227)	(35,726)

Issuance of restricted stock awards	64,500	1			278			(279)	—

Accrued dividend						(98)			(98)

Net income						6,352			6,352

Balance at December 31, 2002	954,222	10	23,000	—	1,325	(29,298)	(3)	(1,506)	(29,472)

Issuance of restricted stock awards	11,500				170			(170)	—

Accrued dividend						(7)			(7)

Unrealized gain on hedge activities (net of tax due of $66)							107		107

Net income						11,514			11,514

Balance at December 31, 2003	965,722	$10	23,000	$—	$1,495	$(17,791)	$104	$(1,676)	$(17,858)

The accompanying notes are an integral part of these consolidated financial statements.

United Pet Group, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2003, 2002 and 2001

(In Thousands)

	2003	2002	2001
Cash flows from operating activities:
Net income	$11,514	$6,352	$2,562
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for returns and doubtful accounts	151	140	414
Provision for obsolescence	264	113	296
Fair market value adjustment for warrant obligations	942	320	—
Depreciation and amortization	4,523	6,947	9,266
Deferred income taxes	4,133	3,655	203
Changes in assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(1,761)	1,948	(2,242)
Inventory	(2,011)	15	536
Prepaid expenses and other current assets	(7)	(847)	173
Accounts payable	(2,407)	(2,001)	634
Accrued expenses and other liabilities	1,384	1,543	3,815
Net cash provided by operating activities	16,725	18,185	15,657

Cash flows from investing activities:
Restricted cash	—	—	563
Purchases of property and equipment	(5,446)	(3,848)	(3,394)
Business acquisition, net of cash received	(12,649)	—	—
Perfecto Holding Corp. purchase price adjustment	—	(52)	9,191
Other assets and intangible assets	(396)	604	(445)
Net cash (used in) provided by investing activities	(18,491)	(3,296)	5,915

Cash flows from financing activities:
Deferred financing costs	(840)	—	(378)
Net repayment on line of credit	—	—	(4,415)
Proceeds from notes payable	15,000	—	—
Repayments of notes payable	(12,001)	(8,216)	(13,871)
Redemption of Class A Preferred Stock	(265)	(655)	—
Net cash provided by (used in) financing activities	1,894	(8,871)	(18,664)
Net increase in cash	128	6,018	2,908
Cash at beginning of year	10,178	4,160	1,252
Cash at end of year	$10,306	$10,178	$4,160

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$6,872	$7,130	$10,345
Income taxes	$3,069	$4,260	$378

Noncash financing activity:
Net issuance (repurchase) of restricted stock awards in exchange for notes receivable	$170	$279	$(2)

The accompanying notes are an integral part of these consolidated financial statements.

UNITED PET GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except Share and Per Share Amounts)

1.                                      Summary of Significant Accounting Policies

Organization and Business

United Pet Group, Inc. (the “Company”) is a manufacturer and marketer of aquatics products and specialty pet supply products for birds, small animals, dogs and cats.  The Company reports financial results as one operating unit and sells its products primarily to distributors and retailers in the United States.

Basis of Presentation

These financial statements present the consolidated financial position of United Pet Group, Inc. and its majority owned subsidiaries in which the Company maintains a controlling interest.

Cash and Cash Equivalents

Cash includes currency on hand and demand deposits.  The Company considers all highly liquid temporary investments with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory is reported at the lower of cost or market.  Cost is determined using a standard costing system that approximates the first-in, first-out method and includes raw materials, direct labor and overhead.  An allowance for obsolete or slow-moving inventory is recorded based on an analysis of inventory levels and future sales forecasts.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, ranging from three to forty years.  Leasehold improvements are amortized over the shorter of the estimated useful life or the life of the lease.  The Company capitalizes mold and die costs once a product design has been finalized.  Maintenance and repairs are charged to expense as incurred while renewals and improvements are capitalized.  Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statement of operations.

During 2002, the Company changed the depreciable lives of some classes of property and equipment.  This change reflected the adoption of consistent depreciation methods and lives across each of the Company’s operating companies.  The change was made prospectively and resulted in an expense reduction in 2002 of approximately $1,183.

Goodwill

The Company has made acquisitions that have resulted in the recording of goodwill.  Goodwill has been recorded as the excess of purchase price over the estimated fair value of net assets acquired under the purchase method of accounting.  Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” and ceased amortizing goodwill as of that date.  SFAS No. 142 requires the Company to evaluate goodwill for impairment at the reporting unit level at least annually.  Goodwill impairment testing is conducted annually and is also reviewed when events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable.  Prior to the adoption of SFAS No. 142, goodwill was amortized using the straight-line method over 15 years.

Intangible Assets

Intangible assets are comprised of trade names, patents and various other intangible assets.  Such assets were recorded at their estimated fair market value as of the date of acquisition under the purchase method of accounting.  These assets are being amortized using the straight-line method over their estimated useful lives ranging from 24 months to 30 years.

Long-Lived Assets

On January 1, 2002, the Company adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  In accordance with SFAS No. 144, the Company periodically evaluates the recoverability of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If a review indicates that the carrying value of an asset is not recoverable based on its undiscounted future cash flows, a loss is recognized for the difference between its fair value and carrying value.  No impairments existed as of December 31, 2003 and 2002.

Equity Investments

The Company accounts for two investments acquired in connection with an acquisition using the equity method.  The carrying value of one of the investments was approximately $458 and $608 at December 31, 2003 and 2002, respectively, and is included in other assets, noncurrent in the consolidated balance sheet.  The other investment had nominal value and was sold during 2003 at book value resulting in no gain or loss.  For the years ended December 31, 2003, 2002, and 2001, income from these equity investments was insignificant.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and debt obligations approximate fair value.

The Company accounts for foreign exchange contracts using SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.  SFAS No. 133, as amended, defines derivatives, requires that derivatives be carried at fair value on the balance sheet, and provides for hedge accounting when certain conditions are met.  Changes in the fair value of derivative instruments designated as “cash flow” hedges, to the extent the hedges are highly effective, are recorded in other comprehensive income, net of related tax effects.  The ineffective portion of the cash flow hedge, if any, is recognized as current-period earnings.  Other comprehensive income is reclassified to current-period earnings when the hedged transaction affects earnings.  The Company assesses, both at inception of the hedge and on an ongoing basis, whether derivatives used as hedging instruments are highly effective in offsetting the changes in the fair value or cash flow of hedged items.  If it is determined that a derivative is not highly effective as a hedge or ceases to be highly effective, the Company discontinues hedge accounting prospectively.  At December 31, 2002, the Company did not have any derivative instruments in place.  At December 31, 2003, the Company has entered into a forward contract that has been designated as a cash flow hedge.  The contract runs through December 2004 and requires monthly purchases of Euros at stated monthly rates to be used in the purchase of inventory.  The contract was marked to market at December 31, 2003 resulting in an asset of $173, which has been included in other current assets.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.”  Under APB No. 25, compensation cost, if any, is recognized over the respective vesting period based on the excess, if any, on the date of grant, of the fair value of the Company’s common stock over the grant price.  No compensation expense was recorded for the years ended December 31, 2003, 2002 or 2001.  Had the Company applied the provisions set forth in SFAS No. 123, the Company’s net income would not be materially different from the amount presented for the years ended December 31, 2003, 2002, and 2001.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes under SFAS No. 109, “Accounting for Income Taxes.”  Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse.  The Company will establish a valuation allowance if it determines that it is more likely than not that some portion or all of its deferred tax assets will not be realized.

Revenue Recognition

Revenue is recognized when pervasive evidence of an arrangement exists, delivery has occurred, the buyer’s price is fixed and determinable, and collection is reasonably assured.  Provisions for unsaleable items, warranty costs and sales incentives are recorded at the time of shipment.  To date, returns have been consistent with management’s expectations and the Company has not experienced significant warranty claims.  Beginning in 2002, the Company adopted EITF 01-09 that requires the value of consideration paid by the Company to retailers to be accounted for as a reduction of revenue.  All years presented have been stated in conformity with EITF 01-09.

Warranty Obligations

The Company records a liability for potential warranty obligations based on historical activity and experience, which is included in accrued expenses.  A reconciliation of the warranty liability is as follows:

Balance at December 31, 2001	$126
Accruals for estimated warranty costs	412
Settlements made in cash during the year	(409)

Balance at December 31, 2002	129
Accruals for estimated warranty costs	357
Settlements made in cash during the year	(361)

Balance at December 31, 2003	$125

Advertising Expenses

The Company expenses all advertising costs as incurred.  Total advertising expense incurred for the years ended December 31, 2003, 2002 and 2001 was approximately $2,358, $2,416 and $2,347, respectively.  Advertising costs shown as a reduction to gross sales were $1,818, $1,716 and $1,686 for 2003, 2002 and 2001, respectively.  Advertising costs charged to selling and marketing expenses were $540, $700 and $661, respectively.

Shipping and Handling and Costs

Shipping and handling costs incurred in connection with the delivery of goods to the customer are included as a component of selling, general and administrative expenses.  Shipping and handling costs were $12,907, $12,306 and $12,296 for the years ended December 31, 2003, 2002 and 2001, respectively.

Research and Development

Research and development costs are expensed as incurred.  Research and development costs consist primarily of salaries, benefits, supplies, outside product testing costs and occupancy expenses related to the product development area.

Facility Closure Costs

During 2003, the Company initiated a plan of facility closure related to the Lazy Pet business unit.  The plan called for the closure of the Tijuana, Mexico location in mid-2003.  In connection with this plan, all facility employees were terminated and certain employees were provided severance.  As a result of these facility closure activities, the Company recorded a charge of $92 which consisted primarily of severance and other expenses associated with closing the facility and relocating inventory to the Company’s remaining facilities.  Substantially all of these funds had been expended by December 31, 2003.

During 2001, the Company initiated a formal plan of facility closure, primarily related to the Company’s Perfecto business unit.  The plan called for the shutdown and sublease of the Phoenix operating location.  In connection with the plan, all facility employees were terminated and certain employees were provided severance.  As a result of the facility closure plan in 2001, the Company recorded a charge of $1,279 which consisted of an $810 charge for lease payments net of expected sublease through 2007 and a $469 charge for employee termination and other exit costs.  Details relating to the Perfecto facility closure costs follow:

Initial estimate of closure costs	$1,279
Lease payments	(164)
Termination and exit costs	(195)

Remaining estimated closure costs at December 31, 2001	920

Lease payments	(212)
Termination and exit costs	(125)

Remaining estimated closure costs at December 31, 2002	583

Lease payments	(122)

Remaining estimated closure costs at December 31, 2003	$461

Non-Capitalizable Transaction Related Costs

Non-capitalizable transaction costs represent costs associated with evaluating the now-abandoned acquisition of another entity, and the non-capitalizable portion of costs associated with completed acquisitions.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

2.                                      Acquisitions

On June 13, 2003, the Company purchased all of the issued and outstanding capital stock of Pets ‘N People, Inc. and Mother’s Little Miracle (together “PNP”) from its shareholders for an aggregate purchase price of $12,649 including related fees and expenses.  The acquisition of PNP was made in order to enter new markets and create new categories for the customer’s products.  PNP is engaged in the sale and distribution of stain and odor control products for pets.  The acquisition was financed through an amendment to the Company’s existing credit agreement to provide for additional borrowings of $15,000 under a new Term Loan C.  The acquisition of PNP has been accounted for under the purchase method of accounting.  Goodwill of $6,811 recognized under the transaction is not being amortized.  The Company also entered into non-compete agreements with the Company’s former owners, the value of which is being amortized on a straight-line basis over the term of the agreements which expire in June 2005.  The acquired trade names and trademarks are being amortized on a straight-line basis over their estimated useful lives of 30 years.  No tax amortization is allowable for the goodwill, trade names and trademarks, or non-compete agreements.  The purchase price has been allocated to:

Accounts receivable	$2,075
Non-compete covenants	1,308
Trade names and trademarks	6,795
Goodwill	6,811
Accounts payable	(609)
Accrued liabilities/other	(631)
Deferred tax liability	(3,100)

$12,649

PNP’s results of operations have been included in the consolidated statement of operations since the date of acquisition.

3.                                      Concentrations of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash equivalents and trade accounts receivable.  The Company maintains cash and cash equivalents with various domestic financial institutions.  From time to time, the Company’s cash balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits.

As of December 31, 2003 and 2002, three customers comprised in the aggregate 64% and 60% of accounts receivable.  For the years ended December 31, 2003, 2002 and 2001, three customers comprised in the aggregate 64%, 62% and 57% of sales.  For the years ended December 31, 2003 and 2002, each of these customers comprised more than 10% of sales.  For the year ended December 31, 2001, two of these customers comprised more than 10% of sales.

4.                                      Inventory

Inventory consists of the following at December 31, 2003 and 2002:

	2003	2002

Raw materials and work-in-process	$19,794	$19,530
Finished goods	14,092	12,321

	33,886	31,851

Less: Reserve for obsolescence	(2,677)	(2,413)

Inventory, net	$31,209	$29,438

5.                                      Property and Equipment

Property and equipment consist of the following at December 31, 2003 and 2002:

	Depreciation Lives	2003	2002

Land, buildings and improvements	20-40 years	$6,422	$5,998
Machinery and equipment	3-10 years	27,737	24,671
Office furniture and equipment	3-10 years	7,321	6,032
Leasehold improvements	Lease term (incl. renewals)	4,832	4,402

Construction in progress	—	1,535	1,913

		47,847	43,016

Less accumulated depreciation and amortization		(25,292)	(22,991)

Property and equipment, net		$22,555	$20,025

Depreciation expense related to property and equipment was $2,916, $2,524 and $3,797 for the years ended December 31, 2003, 2002, and 2001, respectively.

6.                                      Deferred Financing Costs

Deferred financing costs consist of costs associated with the establishment of the Company’s credit facilities on July 29, 1999 and various subsequent amendments to those facilities, and those costs associated with the revisions to the credit agreement made in 2003.  Such costs are being amortized on a straight-line basis over the term of the related debt.  Deferred financing fees net of accumulated amortization were $1,962 and $1,774 at December 31, 2003 and 2002, respectively.  Amortization expense of $651, $502 and $454 was charged to interest expense for the years ended December 31, 2003, 2002 and 2001, respectively.

7.                                      Goodwill

The Company adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002.  The adoption of SFAS No. 142 eliminates the amortization of goodwill as of the effective date of adoption.

The following is a summary of the impact of adopting SFAS No. 142:

	2003	2002	2001

Reported net income	$11,514	$6,352	$2,562
Addback: Goodwill amortization (net of tax of $1,978)	—	—	4,945

Adjusted net income	$11,514	$6,352	$7,507

In addition, SFAS No. 142 requires goodwill be evaluated annually for impairment beginning in 2002 for each reporting unit.  The first, or transition, evaluation was performed as of January 1, 2002.  As of January 1, 2002, the Company determined that its reporting units are the respective operating locations.  The Company’s initial impairment test indicated that goodwill related to one of its reporting components was impaired.  This resulted in the Company recognizing a noncash goodwill impairment loss of approximately $3,397 for the year ended December 31, 2002.  This loss is reflected as a cumulative effect of accounting change in the accompanying consolidated statements of operations and comprehensive income.  The impairment loss resulted from the change in approach for impairment testing to a fair value approach required under SFAS No. 142 from the undiscounted cash flow approach permitted under SFAS No. 121.  The Company’s initial impairment test did not indicate any impairment related to the goodwill of any of its other reporting units.  The Company also performed its annual impairment assessment as of December 31, 2003 and 2002 and those tests indicate that none of the goodwill for any of its reporting units is impaired.  For purposes of the impairment test, the fair value of the reporting units is estimated using a multiple of earnings before interest, taxes, depreciation and amortization.

The changes in the carrying amount of goodwill are as follows:

Balance at December 31, 2001	$46,843

Additional goodwill relating to acquisition of Perfecto Manufacturing	52

Impairment losses	(3,397)

Balance as of December 31, 2002	43,498

Goodwill related to acquisition	6,811

Balance as of December 31, 2003	$50,309

8.                                      Intangible Assets

Intangible assets consist of the following at December 31, 2003 and 2002:

	2003	2002

Trade names, trademarks and patents (15-30 year life)	$14,677	$7,872
Less accumulated amortization	(2,518)	(1,888)

	12,159	5,984

Non-compete agreement (24 month life)	1,308	—
Less accumulated amortization	(327)	—

	981	—

Intangible assets, net	$13,140	$5,984

Intangible assets are being amortized on a straight-line basis over the lives noted above.  Amortization expense related to intangible assets was $956, $524, and $498 for the years ended December 31, 2003, 2002, and 2001, respectively.  The estimated amortization expense related to these intangible assets over the next five years is as follows:

Year Ended December 31,

2004	$1,403
2005	1,076
2006	749
2007	749
2008	749
Thereafter	8,414

9.                                      Accrued Expenses

Accrued expenses consist of the following at December 31, 2003 and 2002:

	2003	2002

Compensation and related benefits	$6,144	$5,361
Casualty and insurance	2,396	1,848
Other	6,195	5,302

Accrued expenses	$14,735	$12,511

10.                               Line of Credit

The Company has entered into a credit agreement (the “Credit Agreement”) consisting of a $22,000 revolving line of credit and term loans of up to $93,000 (“Term Loan A and Term Loan B” - see Note 11).  On July 29, 2000, the revolving line of credit was reduced from $22,000 to $14,500.  On June 13, 2003, in connection with the Company’s acquisition of PNP, the Company amended its existing Credit Agreement to provide for additional borrowing of $15,000 under a new Term Loan C and increased its revolving line of credit to $24,500.  At December 31, 2003 and 2002, the Company had no outstanding borrowings under the revolving line of credit.  Interest is payable at LIBOR or the base rate plus the applicable margin, as defined in the Credit Agreement.  Pursuant to the terms of the Credit Agreement, the amount of term loans A, B and C was limited to $72,420 when the Credit Agreement was amended on June 13, 2003.  The revolving line of credit expires in July 2005.

The Credit Agreement is collateralized by substantially all of the Company’s assets.  Under the terms of the Credit Agreement, the Company is required to maintain certain financial ratios and other financial conditions.  The Credit Agreement also restricts the Company from incurring certain additional indebtedness, or selling substantial assets, and limits certain investments, capital expenditures and stockholder loans.  At December 31, 2003, the Company was in compliance with its financial covenants under the Credit Agreement.

11.                               Notes Payable

Notes payable consist of the following at December 31, 2003 and 2002:

	2003	2002
Term Loan A at 4.66% (LIBOR + 3.50%), interest payable in periodic installments. Principal payable in increasing quarterly installments ($10,231 due in 2004), final maturity July 2005.	$13,641	$23,309

Term Loan B at 4.85% (LIBOR + 3.75%), interest payable in periodic installments. Principal payable in increasing quarterly installments ($384 due in 2004), final maturity July 2006.	36,670	38,928

Term Loan C at 5.125% (LIBOR + 4.00%), interest payable in periodic installments. Principal payable in increasing quarterly installments ($150 due in 2004) final maturity July 2006.	14,925	—

Note payable, senior subordinated debt, interest payable in semi-annual installments at 12.0%, due July 2007.	25,000	25,000

Total	90,236	87,237

Less current portion	(10,765)	(9,368)

Long-term portion	$79,471	$77,869

Maturities Due December 31,	Amount

2004	$10,765
2005	21,799
2006	32,672
2007	25,000
Thereafter	—

12.                               Notes Payable – Related Party

The Company has a $5,000 unsecured note payable to a shareholder who is a member of the board of directors.  The note is subordinated to the bank debt and to the senior subordinated notes.  Interest is payable semi-annually at 10% per annum.  The note is payable in full in January 2008.

13.                               Employee Benefit Plan

Certain subsidiaries maintain a 401(K) savings and profit sharing plan that is available to substantially all of those subsidiaries’ employees.  Under the plan, employees can make voluntary contributions not to exceed the lesser of an amount equal to 16% of their compensation or limits established by the Internal Revenue Code.  The Company makes discretionary contributions, which vest over time.  Contributions made by employees are vested immediately.  Company contributions during the years ended December 31, 2003, 2002 and 2001 were approximately $963, $785 and $822, respectively.

14.                               Redeemable Preferred Stock

Class A Redeemable Preferred Stock

The Class A Redeemable Preferred shares are redeemable at the occurrence of either a) a qualifying public offering of the Company’s securities, or b) requisite holders of Class B Redeemable Preferred or Convertible Preferred Stock make an election to redeem all of their outstanding shares, or c) July 16, 2003, or d) upon election by the Company to redeem Class A Redeemable Preferred from the holders thereof on a pro rata basis.  On December 31, 2002 and July 16, 2003, the Company redeemed 500,000 shares and 197,000 shares, respectively, of Class A Redeemable Preferred Stock for $1.00 per share.  Accumulated dividends of $155 and $68 associated with the redeemed shares were also paid on December 31, 2002 and July 16, 2003, respectively.  After the July 16, 2003 redemption, no Class A Redeemable Preferred Stock remains outstanding.

Class B Redeemable Preferred Stock

While there are no shares outstanding, this series of stock has certain liquidation and redemption features as defined in the Company’s charter.

Class A, Class B and Class C Convertible Participating Preferred Stock

The Class A, Class B and Class C Convertible Participating Preferred Stock (collectively referred to hereafter as the “Convertible Preferred Stock”) are redeemable at stated value a) on, or after, November 8, 2004, upon a vote to redeem all shares at the redemption price per share by a majority of the holders of Convertible Preferred, or b) at any time on, or after, August 14, 2001, upon a vote to redeem such number of shares of Convertible Preferred Stock as would yield an aggregate of $23 million, using the redemption price per share, or c) an extraordinary transaction as defined, including a business combination (“Extraordinary Transaction”).  These shares rank junior to Class A Redeemable Preferred as to payments of dividends and distributions and will automatically be converted into one share of Common Stock and Class B Redeemable Preferred Stock upon the occurrence of a qualified public offering.  In the event Liquidation/Extraordinary Transaction entitlements, on an as if converted to Common Stock and Class B Redeemable Preferred Stock basis, are larger as to amount, than those the Convertible Preferred stockholders are otherwise entitled to, then such greater amounts shall be paid.  Shares are entitled to vote with Common Stock on an as converted basis.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“FAS 150”).  The standard specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities.  This statement was originally effective for the Company for periods beginning after December 15, 2003.  However, on November 7, 2003, the FASB issued FASB Staff Position No. FAS 150-3 (FSP 150-3) which extends the effective date for FAS 150 by one year for instruments issued by nonpublic, non-SEC registrants that are mandatorily redeemable on fixed dates for amounts that are either fixed or determined by reference to an interest rate index, currency index, or other external index.  For all other financial instruments of nonpublic, non-SEC registrants that are mandatorily redeemable, FAS 150 is deferred indefinitely.  As a result, the application of FAS 150 for the Company has been deferred indefinitely pending the FASB’s continued consideration.

The activity in the Redeemable Preferred Stock accounts is as follows:

	Class A Redeemable Preferred Stock		Class A Convertible Participating Preferred Stock		Class B Convertible Participating Preferred Stock		Class C Convertible Participating Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2000	697,000	$766	1,742,449	$43,000	679,072	$20,000	60,254	$1,225

Accrued dividend		49

Balance at December 31, 2001	697,000	815	1,742,449	43,000	679,072	20,000	60,254	1,225

Redemption of Class A Redeemable Participating Stock	(500,000)	(655)

Accrued dividend		98

Balance at December 31, 2002	197,000	258	1,742,449	43,000	679,072	20,000	60,254	1,225

Redemption of Class A Redeemable Participating Stock	(197,000)	(265)

Accrued dividend		7

Balance at December 31, 2003	—	$—	1,742,449	$43,000	679,072	$20,000	60,254	$1,225

15.                               Commitments and Contingencies

Leases

The Company leases four of its operating facilities from related parties with expiration dates of November 2006, April 2007, July 2008 and August 2008.  The monthly lease payments approximate fair market value for all four of these leases.

Rent expense was approximately $4,422, $4,355 and $4,363 for the years ended December 31, 2003, 2002 and 2001, respectively.  Included in rent expense are lease payments to related parties of approximately $2,152, $2,125 and $2,036 for the years ended December 31, 2003, 2002 and 2001, respectively.

The following summarizes future minimum lease payments, net of expected sublease payments, required under operating leases with remaining noncancelable terms of one year or more:

Year Ending December 31,	Third Party Operating Leases	Related-Party Operating Leases

2004	$1,881	$2,209
2005	1,660	2,241
2006	1,287	2,266
2007	811	1,524
2008	514	973
Thereafter	527	—

Total minimum lease payments	$6,680	$9,213

Litigation

The Company is involved from time to time in routine legal matters and other claims incidental to its business.  When it appears probable in management’s judgment that the Company will incur monetary damages or other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, liabilities are recorded in the consolidated financial statements and charges are recorded to results of operations.  Management believes that it is remote the resolution of such matters and other incidental claims will have a material adverse impact on the Company’s consolidated financial position, results of operations or liquidity.

16.                               Income Taxes

The provision for income taxes consists of the following for the years ended December 31, 2003, 2002, and 2001:

	2003	2002	2001

Current:
Federal	$3,125	$2,454	$1,628
State	480	560	355

	3,605	3,014	1,983

Deferred:
Federal	3,508	2,884	156
State	625	771	47

	4,133	3,655	203

Income tax expense	$7,738	$6,669	$2,186

The Company’s effective tax rate varies from the Federal statutory rate of 35% for 2003 and 34% for 2002 and 2001, primarily as a result of state and local taxes, net of Federal tax benefit, non-deductible adjustments and amortization of goodwill from stock acquisitions in 2003 and 2002, respectively, and other non-deductible items, as summarized below:

	2003	2002	2001

Statutory Tax Expense	$6,738	$5,582	$1,614
Tax Effect of:
Non-deductible asset amortization	—	—	163
State and local taxes net of federal benefit	918	879	265
Nondeductible expenses	82	208	144

Income tax expense	$7,738	$6,669	$2,186

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following are the components of the net deferred tax assets at December 31, 2003 and 2002:

	2003	2002

Deferred tax assets:
Amortization	$5,759	$11,815
A/R reserves and sales adj. reserves	1,160	986
Inventory	1,523	2,057
Capital loss carryforward	23	23
Accrued liabilities	1,438	1,449
Net operating loss carryforward	53	—
Interest expense - warrants	218	215
Other	6	6
Total deferred tax assets	10,180	16,551

Deferred tax liabilities:
Fixed assets	(2,511)	(1,290)
Other	(67)	—
Net deferred tax liability	(2,578)	(1,290)

Net deferred tax assets	7,602	15,261
Less current portion	4,295	4,730
Deferred income taxes	$3,307	$10,531

17.                               Stockholders’ Equity

Common Stock and Class A Common Stock

Common stockholders are entitled to one vote per share, while Class A Common Stock has no voting rights, other than those required by law.  Dividends are declared and paid at the discretion of the Board of Directors for Common and Class A Common Stock.  To the extent such dividends are effected, the holders of Convertible Preferred Stock will participate in such dividends on an as if converted to common shares basis.  Each share of Class A Common Stock will automatically be converted into one share of Common Stock upon the Company’s initial public offering.

Stock Incentive Plan

On July 29, 1999, the Company adopted the Second Restated 1997 Stock Option and Grant Plan (the “Plan”), superseding all individual entities’ plans.  An aggregate of 750,000 shares of Common Stock or Class A Common Stock, subject to adjustment for stock splits, stock dividends and similar events, has been authorized and reserved for issuance upon exercise of stock options, stock appreciation rights (“SARs”), restricted stock awards (“restricted awards”), unrestricted stock awards (“unrestricted awards”), performance share awards (“performance awards”), and dividend equivalent rights awards (“dividend awards”).

The Plan provides for the issuance of nonqualified and incentive stock options to employees, non-employee members of the board and consultants.  Incentive stock options may not be granted at less than 100% of the fair market value of the Company’s common stock on the date of grant (110% if granted to an employee who owns 10% or more of the common stock).  Options vest in accordance with the award agreement and generally expire 10 years after the award date (5 years if granted to an employee who owns 10% or more of the common stock outstanding).

The Plan provides for the issuance of SARs concurrently or independently with the grant of stock options.  SARs granted concurrently with a stock option vest according to the terms of the stock option.

The Plan provides for the issuance of restricted awards, unrestricted awards, performance awards, and dividend awards.  The terms of these awards are determined on the grant date.  Restricted awards are nontransferable until vested.  Dividend awards are issued concurrently or independently of other awards.

At December 31, 2003, 2002 and 2001, 331,088, 319,588 and 255,088 shares of restricted common stock awards issued to employees of the Company were outstanding.  The restricted stock awards were issued at purchase prices ranging from $2.50 to $14.84 per share, the estimated fair value at the respective dates of grant, and vest 25% on the date of grant and 25% per year thereafter.  At December 31, 2003, 2002 and 2001, 289,213, 201,095 and 144,304 restricted stock awards were vested, respectively.

On the date of grant, the Company made loans to and received promissory notes from each recipient of restricted stock awards in an amount substantially equal to the purchase price of the relevant shares; each recipient used the proceeds of the loans to fund the purchase of the restricted shares.  The notes bear interest rates ranging from 4.99% to 6.73% and are included in receivable from stockholders, which have been offset against stockholders’ equity.

The Company uses the intrinsic value method of accounting for stock-based compensation prescribed by APB No. 25, and accordingly adopted the disclosure-only provisions of SFAS No. 123 and SFAS No. 148.

The following table summarizes stock option activity for the period noted.  All options listed below were issued to officers, directors, and employees.

	Options Outstanding	Weighted- Average Exercise Price

Outstanding at December 31, 2000	84,639	$3.38

Granted	—	—
Expired or canceled	(11,237)	3.55
Exercised	—

Outstanding at December 31, 2001	73,402	3.36

Granted	—
Expired or canceled	(9,166)	3.32
Exercised	—

Outstanding at December 31, 2002	64,236	3.40

Granted	1,250	14.84
Expired or canceled	(14,403)	3.32
Exercised	—

Outstanding at December 31, 2003	51,083	3.70

Weighted-average remaining contractual life of options granted at December 31, 2002	2.25 years

Exercise prices vary from $2.50 to $14.84 and expiration dates vary from October 2008 to August 2013.

The fair value of each option granted was estimated on the date of grant using the minimum value method with the following assumptions:  (i) risk-free interest rates of 3.86% to 6.44%; (ii) expected option life of 7 years; (iii) expected forfeitures rate of 0; and (iv) no expected dividends.  Weighted-average fair value of options granted was $3.51 for the year ended December 31, 2003.

Warrants

At December 31, 2003 and 2002, warrants to purchase approximately 160,000 shares of the Company’s common stock were outstanding.  The warrants were issued to the noteholders of the senior subordinated debt in connection with the respective financing agreement.  The warrants are exercisable through June 29, 2009 at an exercise price of $0.01 per share and include certain call options and put rights, as further defined in the applicable warrant purchase agreement.

The warrants can be put to the Company at fair value anytime subsequent to June 2004.  Interest expense has been recorded to adjust the warrant obligation liability to estimated fair value in accordance with the guidance of EITF 00-19.  At December 31, 2003 and 2002, the Company has accrued $1,958 and $1,016, respectively, for the value of the warrants, which is included as a separate line in the current liabilities section of the consolidated balance sheet at December 31, 2003 and as a component of noncurrent liabilities at December 31, 2002.  Interest expense related to the warrants was $942, $320 and $-0- for the years ended December 31, 2003, 2002 and 2001, respectively.

18.                               Subsequent Event

On January 1, 2004, the Company completed its acquisition of substantially all of the assets and business of Dingo Brand, LLC (“Dingo”).  The purchase price was $20,389 in cash plus related expenses of $626. The Company financed the acquisition with available cash and borrowings under its revolving credit facility.  The purchase agreement includes a contingent payment provision that could result in additional consideration of up to $6,000 subject to the attainment of specified sales levels of Dingo’s products as defined.  The Company is in the process of obtaining an independent appraisal of the value of the acquired trademarks and patents.  The acquired business sells and distributes a line of dog chew and treat products.  The purchase price has been preliminarily allocated as follows:

Cash	$100
Accounts receivable	1,378
Inventories	948
Prepaids	7
Patents	12,728
Trademarks	6,364
Other intangibles	70
Property, plant and equipment	28
Accounts payable	(537)
Accrued expenses	(71)

$21,015